Exhibit 99.1

TTM Technologies, Inc., Q3’22	Contact:
Sameer Desai,
Vice President, Corporate
Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

TTM Technologies, Inc. Reports Fiscal Third Quarter 2022 Results

Santa Ana, CA – November 2, 2022– TTM Technologies, Inc. (NASDAQ: TTMI), a leading global manufacturer of technology solutions including engineered systems, radio frequency (“RF”) components and RF microwave/microelectronic assemblies, and printed circuit boards (“PCB”), today reported results for the third quarter fiscal 2022, which ended on October 3, 2022 and includes a full quarter’s contribution from the acquisition of Telephonics, which closed at the end of the second quarter of 2022.

Third Quarter 2022 Highlights

•	Net sales were $671.1 million

•	GAAP net income of $43.5 million, or $0.42 per diluted share

•	Non-GAAP net income was $57.9 million, or $0.56 per diluted share

•	Operating cash flow of $80.0 million; free cash flow of $53.7 million

•	Net leverage (net debt divided by last twelve months EBITDA) of 1.8x.

Third Quarter 2022 GAAP Financial Results

Net sales for the third quarter of 2022 were $671.1 million, compared to $556.8 million in the third quarter of 2021.

GAAP operating income for the third quarter of 2022 was $49.8 million. This compares to GAAP operating income of $32.2 million in the third quarter of 2021.

GAAP net income for the third quarter of 2022 was $43.5 million, or $0.42 per diluted share, compared to GAAP net income of $21.0 million, or $0.19 per diluted share in the third quarter of 2021.

Third Quarter 2022 Non-GAAP Financial Results

On a non-GAAP basis, net income for the third quarter of 2022 was $57.9 million, or $0.56 per diluted share. This compares to non-GAAP net income of $36.5 million, or $0.34 per diluted share, for the third quarter of 2021.

Adjusted EBITDA in the third quarter of 2022 was $102.5 million compared to adjusted EBITDA of $68.6 million for the third quarter of 2021.

“In the third quarter, TTM delivered solid growth in revenues in-line with the guided range and up significantly year on year as we saw growth across all of our end markets. Our non-GAAP earnings were also up significantly and were well above the high end of the guided range. On a year on year basis, we also saw meaningful improvement in operating margins. Of particular note, we saw strong cash flow in the last quarter and for the last year as we generated $162.1 million in free cash flow over the last twelve months, and reduced our net leverage to 1.8x, below our 2x target,” said Tom Edman, CEO of TTM. “We also saw record bookings of $319.4 million in the Aerospace and Defense end market excluding Telephonics, and $387.8 million including Telephonics. Post acquisition, approximately 40% of our revenues are now from the Aerospace and Defense end market, which positions the company well for any softening that may occur in our commercial markets,” concluded Mr. Edman.

Business Outlook

TTM estimates that revenue for the fourth quarter of 2022 will be in the range of $630 million to $670 million, and non-GAAP net income will be in the range of $0.36 to $0.42 per diluted share.

TTM Technologies, Inc., Q3’22	Contact:
Sameer Desai,
Vice President, Corporate Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss third quarter 2022 results and the fourth quarter 2022 outlook on Wednesday, November 2nd, 2022 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call will include forward-looking statements.

Telephone access is available by dialing domestic 800-263-0877 or international 323-794-2094 (ID 2956820). The conference call also will be webcast on TTM’s website at www.ttm.com.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at www.ttm.com.

About TTM

TTM Technologies, Inc. is a leading global manufacturer of technology solutions including engineered systems, RF components and RF microwave/microelectronic assemblies, and quick-turn and technologically advanced PCBs. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

The preliminary financial results included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-K may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review by the company’s independent registered accounting firm; and other developments that may arise between now and the disclosure of the final results. This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the impact of COVID-19, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.

About Our Non-GAAP Financial Measures

This release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

TTM Technologies, Inc., Q3’22	Contact:
Sameer Desai,
Vice President, Corporate Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

With respect to the Company’s outlook for non-GAAP net income per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect a comparable measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income per diluted share excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income per diluted share calculated and presented in accordance with GAAP. Accordingly, a reconciliation of non-GAAP net income per diluted share to a comparable measure calculated and presented in accordance with GAAP is not available without unreasonable effort and has not been provided.

- Tables Follow –

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Third Quarter		First Three Quarters
	2022	2021	2022	2021
Net sales	$671,080	$556,784	$1,877,890	$1,650,599
Cost of goods sold	542,513	463,605	1,541,327	1,375,910

Gross profit	128,567	93,179	336,563	274,689

Operating expenses:
Selling and marketing	19,824	15,858	55,653	46,745
General and administrative	40,743	32,146	121,863	91,075
Research and development	7,322	4,423	18,110	13,075
Amortization of definite-lived intangibles	10,273	8,274	26,822	26,837
Restructuring charges	627	243	1,267	4,034

Total operating expenses	78,789	60,944	223,715	181,766

Operating income	49,778	32,235	112,848	92,923
Interest expense	(10,939)	(11,147)	(33,011)	(33,615)
Loss on extinguishment of debt	—	—	—	(15,217)
Other, net	10,324	2,525	19,932	5,338

Income before income taxes	49,163	23,613	99,769	49,429
Income tax provision	(5,635)	(2,655)	(11,203)	(3,402)

Net income	$43,528	$20,958	$88,566	$46,027

Earnings per share:
Basic	$0.43	$0.20	$0.87	$0.43
Diluted	0.42	0.19	0.85	0.42
Weighted-average shares used in computing per share amounts:
Basic	102,196	107,098	102,016	106,917
Diluted	103,720	108,345	103,738	108,839
Reconciliation of the denominator used to calculate basic earnings per share and diluted earnings per share:
Weighted-average shares outstanding	102,196	107,098	102,016	106,917
Dilutive effect of warrants	—	—	2	267
Dilutive effect of performance-based stock units, restricted stock units & stock options	1,524	1,247	1,720	1,655

Diluted shares	103,720	108,345	103,738	108,839

SELECTED BALANCE SHEET DATA

	October 3, 2022	January 3, 2022
Cash and cash equivalents, including restricted cash	$335,625	$537,678
Accounts and notes receivable, net	480,838	386,347
Contract assets	363,604	324,862
Inventories	205,370	127,612
Total current assets	1,439,228	1,407,413
Property, plant and equipment, net	745,992	665,755
Operating lease right of use asset	20,464	20,802
Other non-current assets	1,087,206	931,577
Total assets	3,292,890	3,025,547
Accounts payable	$406,816	$361,484
Total current liabilities	742,890	558,148
Debt, net of discount	929,004	927,818
Total long-term liabilities	1,027,531	1,011,982
Total equity	1,522,469	1,455,417
Total liabilities and equity	3,292,890	3,025,547

SUPPLEMENTAL DATA

	Third Quarter		First Three Quarters
	2022	2021	2022	2021
Gross margin	19.2%	16.7%	17.9%	16.6%
Operating margin	7.4%	5.8%	6.0%	5.6%
End Market Breakdown:

	Third Quarter
	2022	2021
Aerospace and Defense	38%	31%
Automotive	15%	18%
Data Center Computing	14%	14%
Medical/Industrial/Instrumentation	19%	20%
Networking/Communications	14%	16%
Other	0%	1%
Stock-based Compensation:

	Third Quarter
	2022	2021
Amount included in:
Cost of goods sold	$1,699	$1,284
Selling and marketing	762	731
General and administrative	2,685	2,542
Research and development	324	387

Total stock-based compensation expense	$5,470	$4,944

Operating Segment Data:

	Third Quarter
	2022	2021
Net sales:
PCB	$588,920	$541,118
RF&S Components	13,905	15,666
Other[1]	68,255	—

Total net sales	$671,080	$556,784

Operating segment income:
PCB	$82,770	$61,424
RF&S Components	5,984	6,537
Corporate & Other[1]	(27,319)	(26,068)

Total operating segment income	61,435	41,893
Amortization of definite-lived intangibles	(11,657)	(9,658)

Total operating income	49,778	32,235
Total other expense	(615)	(8,622)

Income before income taxes	$49,163	$23,613

RECONCILIATIONS[2]

	Third Quarter		First Three Quarters
	2022	2021	2022	2021
Non-GAAP gross profit reconciliation[3]:
GAAP gross profit	$128,567	$93,179	$336,563	$274,689
Add back item:
Amortization of definite-lived intangibles	1,384	1,384	4,151	4,151
Accelerated depreciation	19	—	124	—
Stock-based compensation	1,699	1,284	4,147	3,310
Unrealized loss on commodity hedge	385	164	4,192	65
Purchase accounting related inventory markup	248	—	248	—
Restructuring and other charges	—	—	—	254

Non-GAAP gross profit	$132,302	$96,011	$349,425	$282,469

Non-GAAP gross margin	19.7%	17.2%	18.6%	17.1%
Non-GAAP operating income reconciliation[4]:
GAAP operating income	$49,778	$32,235	$112,848	$92,923
Add back items:
Amortization of definite-lived intangibles	11,657	9,658	30,973	30,988
Accelerated depreciation	19	—	124	—
Stock-based compensation	5,470	4,944	14,131	12,503
Gain on sale of assets	—	—	—	(421)
Unrealized loss on commodity hedge	385	164	4,192	65
Purchase accounting related inventory markup	248	—	248	—
Restructuring, acquisition-related and other charges	655	699	12,805	4,550

Non-GAAP operating income	$68,212	$47,700	$175,321	$140,608

Non-GAAP operating margin	10.2%	8.6%	9.3%	8.5%
Non-GAAP net income and EPS reconciliation[5]:
GAAP net income	$43,528	$20,958	$88,566	$46,027
Add back items:
Amortization of definite-lived intangibles	11,657	9,658	30,973	30,988
Accelerated depreciation	19	—	124	—
Stock-based compensation	5,470	4,944	14,131	12,503
Non-cash interest expense	540	540	1,609	1,613
Gain on sale of assets	—	—	(827)	(991)
Change in fair value of warrant liabilities	—	(2,669)	(99)	(3,868)
Loss on extinguishment of debt	—	—	—	15,217
Unrealized loss on commodity hedge	385	164	4,192	65
Purchase accounting related inventory markup	248	—	248	—
Restructuring, acquisition-related and other charges	655	699	12,805	4,550
Income taxes[6]	(4,586)	2,246	(13,236)	(4,263)

Non-GAAP net income	$57,916	$36,540	$138,486	$101,841

Non-GAAP earnings per diluted share	$0.56	$0.34	$1.33	$0.94

Adjusted EBITDA reconciliation[7]:
GAAP net income	$43,528	$20,958	$88,566	$46,027
Add back items:
Income tax provision	5,635	2,655	11,203	3,402
Interest expense	10,939	11,147	33,011	33,615
Amortization of definite-lived intangibles	11,657	9,658	30,973	30,988
Depreciation expense	24,017	20,994	67,306	63,711
Stock-based compensation	5,470	4,944	14,131	12,503
Gain on sale of assets	—	—	(827)	(991)
Change in fair value of warrant liabilities	—	(2,669)	(99)	(3,868)
Loss on extinguishment of debt	—	—	—	15,217
Unrealized loss on commodity hedge	385	164	4,192	65
Purchase accounting related inventory markup	248	—	248	—
Restructuring, acquisition-related and other charges	655	699	12,805	4,550

Adjusted EBITDA	$102,534	$68,550	$261,509	$205,219

Adjusted EBITDA margin	15.3%	12.3%	13.9%	12.4%
Free cash flow reconciliation:
Operating cash flow	$80,006	$18,599	$195,314	$114,263
Capital expenditures, net	(26,281)	(19,766)	(76,095)	(61,069)

Free cash flow	$53,725	$(1,167)	$119,219	$53,194

[1]	Other represents results from Telephonics and the now closed Shanghai E-MS and Shenzhen facilities.

[2]

This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP EPS, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

[3]

Non-GAAP gross profit and gross margin measures exclude amortization of intangibles, accelerated depreciation, stock-based compensation expense, unrealized loss on commodity hedge, purchase accounting related inventory markup, restructuring and other charges.

[4]

Non-GAAP operating income and operating margin measures exclude amortization of intangibles, accelerated depreciation, stock-based compensation expense, gain on sale of assets, unrealized loss on commodity hedge, purchase accounting related inventory markup, restructuring, acquisition-related costs, and other charges.

[5]

This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures —   which add back amortization of intangibles, accelerated depreciation, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, change in fair value of warrant liabilities, loss on extinguishment of debt, unrealized loss on commodity hedge, purchase accounting related inventory markup, restructuring, acquisition-related costs, and other charges as well as the associated tax impact of these charges and discrete tax items —   provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

[6]	Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.

[7]

Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, change in fair value of warrant liabilities, loss on extinguishment of debt, unrealized loss on commodity hedge, purchase accounting related inventory markup, restructuring, acquisition-related costs, and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.